EXHIBIT 21.1
 SUBSIDIARIES LIST

Entity Name	Jurisdiction of Incorporation or Formation

AII Insurance Management Limited	Bermuda
AII Investment Holdings Limited	Bermuda
AII Reinsurance Broker, Ltd.	Bermuda
AIU Management Services Limited	Ireland
AMT Service Corp. of Canada, ULC	Alberta, Canada
AMT Warranty Corp.	Delaware
AmTrust Captive Holdings Limited	Luxembourg
AmTrust Captive Solutions Limited	Luxembourg
AmTrust E&S Insurance Services, Inc.	Delaware
AmTrust Europe Ltd.	England
AmTrust Europe Legal, Ltd.	England
AmTrust Insurance Company of Kansas, Inc.	Kansas
AmTrust International Insurance, Ltd.	Bermuda
AmTrust International Underwriters Limited	Ireland
AmTrust Lloyd’s Corporation	Texas
AmTrust Lloyd’s Insurance Company	Texas
AmTrust Management Services, Ltd.	England
AmTrust (Nevis) Holdings Limited	Nevis
AmTrust (Nevis) Limited	Nevis
AmTrust Nordic, AB	Sweden
AmTrust North America, Inc.	Delaware
AmTrust North America of Florida, Inc.	Florida
AmTrust North America of Texas, Inc.	Delaware
AmTrust Re 2007 (Luxembourg)	Luxembourg
AmTrust Re Delta	Luxembourg
AmTrust Underwriters, Inc.	Delaware
AMTS Holding Corp.	Delaware
Associated Industries Insurance Company, Inc.	Florida
Boca NW65, LLC	Delaware
Caravan Security Storage Limited	England
Direct Reinsurance, Ltd.	Turks and Caicos Islands
I.G.I. Administration Services Limited	England
I.G.I. Group Limited	England
I.G.I. Intermediaries, Ltd.	England
I.G.I. Underwriting Agency, Inc.	New York
Milwaukee Casualty Insurance Co.	Wisconsin
Naxos Avondale Insurance, Inc.	California
Oakwood Village Ltd.	England
PBOA, Inc.	Florida
Pedigree Livestock Insurance Limited	England
Right 2 Claim, Ltd.	England
Risk Services – Arizona, Inc.	Arizona
Risk Services (Bermuda) Ltd.	Bermuda
Risk Services (Hawaii) Ltd.	Hawaii
Risk Services Intermediaries (Bermuda) Ltd.	Bermuda
Risk Services, LLC	Virginia
Risk Services – Nevada, Inc.	Nevada
Risk Services – Vermont, Inc.	Vermont
RS Acquisition Holdco, LLC	Delaware
Rochdale Insurance Company	New York
Rock Run South, LLC	Delaware
Security National Insurance Company	Texas
Service Contract Solutions, LP	Pennsylvania
Signal Acquisition LLC	Delaware
Signal Service Solutions, LLC	Delaware
Sunbelt Dealer Services, Inc.	Delaware
Technology Insurance Company, Inc.	New Hampshire

Entity Name	Jurisdiction of Incorporation or Formation

The Princeton Agency, Inc.	New Jersey
Tiger Capital, LLC	Delaware
Vemeco, Inc.	Connecticut
Warrantech Additive, Inc.	Texas
Warrantech Automotive, Inc.	Connecticut
Warrantech Automotive of Canada, Inc.	Canada
Warrantech Automotive of Florida, Inc.	Florida
Warrantech Caribbean, Ltd.	Grand Cayman Islands
Warrantech Consumer Product Services, Inc.	Connecticut
Warrantech Corporation	Nevada
Warrantech Direct, Inc.	Texas
Warrantech Direct I, LP	Texas
Warrantech Home Assurance Company	Florida
Warrantech Home Service Company	Connecticut
Warrantech Management Company	Delaware
Warrantech Management Holding Company	Delaware
Warrantech Management, Limited Partnership	Texas
Warrantech International, Inc.	Delaware
Warrantech International de Chile	Chile
Warrantech Mexico, S de RL de CV	Mexico
Warrantech Peru SrL	Peru
WCPS AVB, LLC	Texas
WCPS Direct, Inc.	Texas
WCPS of Florida, Inc.	Florida
W Direct Corp.	Delaware
Westport Reinsurance Limited	Turks and Caicos Islands
WHSC Direct, Inc.	Texas
Wesco Insurance Company	Delaware
Westside Parkway GA, LLC	Delaware